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                                                            Exhibit (a)(1)(AAAA)

                       Notice of Guaranteed Delivery for
                  Tender of Shares of Class A Common Stock and
                    Tender of Shares of Class B Common Stock
                                       of
                              NCS HEALTHCARE, INC.
                                       to
                             NCS ACQUISITION CORP.,
                          a wholly-owned subsidiary of
                                 OMNICARE, INC.
                   (Not to be Used for Signature Guarantees)

             THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
         MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JANUARY 14, 2003,
                         UNLESS THE OFFER IS EXTENDED.

    This revised (yellow) Notice of Guaranteed Delivery, the revised (grey) Notice of Guaranteed Delivery previously circulated or the original (pink) Notice of Guaranteed Delivery previously circulated, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates evidencing shares of class A common stock, par value $0.01 per share ('Class A Common Stock'), or class B common stock, par value $0.01 per share ('Class B Common Stock' and, together with Class A Common Stock, the 'Shares'), of NCS HealthCare, Inc., a Delaware corporation, are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the 'Depositary') on or prior to the Expiration Date (as defined in the Second Supplement (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 4 ('Procedure for Tendering Shares') of the Offer to Purchase.

                        The Depositary for the Offer is:

                              THE BANK OF NEW YORK

            By Mail:                        By Facsimile              By Hand or Overnight Courier:
                                  (for Eligible Institutions only):
  Tender & Exchange Department             (212) 815-6433             Tender & Exchange Department
         P.O. Box 11248                                                    101 Barclay Street
      Church Street Station          For Confirm Only Telephone:       Receive and Deliver Window
     New York, NY 10286-1248               (212) 815-6212                  New York, NY 10286

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN 'ELIGIBLE GUARANTOR INSTITUTION' UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.




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Ladies and Gentlemen:

    The undersigned hereby tenders to NCS Acquisition Corp., a Delaware corporation ('Purchaser') and a wholly-owned subsidiary of Omnicare, Inc., a Delaware corporation ('Omnicare'), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 8, 2002 (the 'Offer to Purchase'), as amended and supplemented by the Supplement to the Offer to Purchase, dated December 23, 2002 (the 'First Supplement') and the second Supplement to the Offer to Purchase, dated January 8, 2003 (the 'Second Supplement'), and the related revised Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the 'Offer'), receipt of which is hereby acknowledged, the number of shares set forth below of Class A Common Stock and/or the number of shares set forth below of Class B Common Stock pursuant to the guaranteed delivery procedure set forth in Section 4 ('Procedure for Tendering Shares') of the Offer to Purchase.

----------------------------------------            --------------------------------
Number of Shares of Class A Common Stock            Name(s) (Please Print) of Record
                tendered                                        Holder(s)

----------------------------------------            --------------------------------
Class A Common Stock Certificate Numbers                       Address(es)
             (if available)

----------------------------------------            --------------------------------
Number of Shares of Class B Common Stock                       (Zip Code)
                tendered

----------------------------------------            --------------------------------
Class B Common Stock Certificate Numbers            (Area Code and Telephone Number)
             (if available)

----------------------------------------            --------------------------------
[ ] Check here if Shares will be tendered                       Signature
         by book-entry transfer

----------------------------------------            --------------------------------
             Account Number                                       Date

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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other 'eligible guarantor institution' (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees
(a) that the above named person(s) 'own(s)' the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three business days of the date hereof.

--------------------------------------------------------------------------------
                                 (Name of Firm)

--------------------------------------------------------------------------------
                             (Authorized Signature)

--------------------------------------------------------------------------------
                                     (Name)

--------------------------------------------------------------------------------
                                   (Address)

--------------------------------------------------------------------------------
                                   (Zip Code)

--------------------------------------------------------------------------------
                        (Area Code and Telephone Number)

    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Dated: ____________________________________

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